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                                                     MUTUAL RISK MANAGEMENT LTD.
                                                  COMPUTATION OF EARNINGS PER SHARE

                                                                Quarter Ended June 30,                  Six Months Ended June 30,
                                                                1996                 1995               1996                1995
                                                                       (in thousands except share and per share amounts)

Net income available to common shareholders                $      8,991        $      8,106        $     18,132        $     15,061
                                                           ============        ============        ============        ============
Weighted Average Common Shares
     Common shares outstanding                               18,213,404          17,684,296          18,061,019          17,674,477
                                                           ------------        ------------        ------------        ------------
Common share equivalents associated with
   options and Redeemable Common Shares:
         Options                                              1,665,741           1,558,893           1,665,741           1,558,893
         Redeemable Common Shares                               468,584             468,584             468,584             468,584
                                                           ------------        ------------        ------------        ------------
                                                              2,134,325           2,027,477           2,134,325           2,027,477
Common Shares purchased with
   proceeds from options exercised                           (1,201,219)         (1,191,276)         (1,102,112)         (1,294,108)
                                                           ------------        ------------        ------------        ------------
                                                                933,106             836,201           1,032,213             733,369
                                                           ------------        ------------        ------------        ------------

Total Weighted Average Common Shares                         19,146,510          18,520,497          19,093,232          18,407,846
                                                           ============        ============        ============        ============

Earnings Per Common Share:
Net income available to common shareholders                $       0.47        $       0.44        $       0.95        $       0.82
                                                           ============        ============        ============        ============

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